EXHIBIT 10.1
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 30th day of September, 2005 by and between Bell Industries, Inc., a California corporation (the “Company”), and John A. Fellows (the “Executive”).
     WHEREAS, the Executive desires to provide the Company with his services and the Company desires to employ the Executive in the capacity of President and Chief Executive Officer on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Employment of Executive and Duties. During the Term, the Executive shall serve as President and Chief Executive Officer of the Company and shall perform such employment duties as are usual and customary for such positions and such other duties as the Board of Directors of the Company (the “Board”) shall from time to time assign to the Executive. The Executive shall report directly to the Board. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing. In the event that the Executive, during the Term, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 4(a) of this Agreement. In addition, in the event the Executive’s service in one or more of such additional capacities is subsequently terminated, the Executive’s compensation, as specified in Section 4(a) of this Agreement, shall not be diminished or reduced in any manner as a result of such termination for so long as the Executive otherwise remains employed under the terms of this Agreement.
     2. Performance of Services.
          (a) Exclusivity. During the Term, the Executive agrees to devote substantially all of his business time, energy, skill and best efforts to the performance of his duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company. Notwithstanding the foregoing, during the Term it shall not be a violation of this Agreement for the Executive to serve on civic or charitable boards or committees (and with the prior written consent of the Board corporate boards and committees) consistent with the Company’s conflicts of interests policies and corporate governance guidelines in effect from time to time, so long as such activities do not interfere with the performance of the Executive’s responsibilities as an executive officer of the Company. Furthermore, upon any termination of the Executive’s employment for any reason, he shall be deemed to have resigned from all positions at the Company and each of its subsidiaries and affiliates, including, but not limited to, his position as a director of the Company, and the Executive agrees to execute any documents requested by the Company to evidence such resignations.
          (b) Location. During the Term, the Executive shall perform his duties at the Company’s offices in the Indianapolis metropolitan area; provided, that he shall not be required to conduct full-time work in such location until the date that is six (6) months following the Effective Date, subject to extension in the sole discretion of the Board. The parties acknowledge that the Executive may be required to travel extensively in connection with the performance of his duties hereunder.
     3. Term. Subject to the provisions for earlier termination hereinafter provided, the Executive’s employment hereunder shall be for a term (the “Term”) commencing on October 3, 2005 (the

“Effective Date”) and ending on the third anniversary of the Effective Date (the “Initial Date of Termination”); provided, however, that this Agreement shall be automatically extended for one additional year on the Initial Date of Termination and on each subsequent anniversary of the Initial Date of Termination, unless either the Executive or the Company elects not to so extend the term of the Agreement by notifying the other party, in writing, of such election not less than ninety (90) days prior to the last day of the Term as then in effect.
     4. Compensation. During the Term, Company shall pay to Executive, in full payment for Executive’s services hereunder, the following compensation:
          (a) Base Salary. During the Term, the Executive shall receive a base salary (the “Base Salary”) of $375,000 per annum, as the same may be increased thereafter. The Base Salary shall be paid at such intervals as the Company pays executive salaries generally. During the Term, the Base Salary shall be reviewed at least annually for possible increase (but not decrease) in the Company’s sole discretion, as determined by the Company’s compensation committee. The term “Base Salary” as utilized in this Agreement shall refer to Base Salary as so adjusted.
          (b) Performance Bonus. The Executive shall be eligible to earn, for each fiscal year of the Company ending during the Term, an annual cash performance bonus (an “Annual Bonus”) of up to 100% of the Executive’s then current Base Salary. The amount of the Annual Bonus and the performance goals applicable to the Annual Bonus for any applicable period shall be determined by the Company’s compensation committee in its sole discretion in accordance with the terms and conditions of any bonus plan in effect for the Company’s senior executives from time to time. Any Annual Bonus earned in the first year of the Term shall be pro-rated for the number of days of the year that the Executive is employed by the Company.
          (c) Relocation Expense. The Company agrees to reimburse the Executive for his reasonable and actual out-of-pocket relocation expenses incurred in moving his household goods from Dallas, Texas to Indianapolis, Indiana, up to a maximum of $75,000. Such reimbursement will be required to be approved by the Board in its good faith discretion upon presentation by the Executive of satisfactory evidence of the payment by the Executive of such expenses. Such reimbursement shall be limited to out of pocket expenses incurred solely for packing, shipping and unpacking the Executive’s household goods, real estate brokerage sales commissions for the sale of the Executive’s home in Dallas, air travel for the Executive and his family from Dallas to Indianapolis, and temporary housing for the Executive and his family in Indianopolis for up to 60 days in a corporate housing facility. To be eligible for reimbursement, permanent relocation of the Executive’s family must be completed by April 3, 2006. The Company shall also reimburse the Executive, either directly or through payments to the appropriate taxing authority, any amounts necessary to render the payments under this Section 4(c) “tax neutral” so that the Executive shall not incur any tax liability in connection with the relocation expense reimbursement made hereunder.
          (d) Stock Option Grant. The Company shall grant to the Executive the following ten-year incentive stock options (the “Options”):
               (i) A stock option to purchase up to 250,000 shares of the Company’s common stock under the Company’s stock option plan. Such options shall be granted at an exercise price per share equal to the fair market value on the Effective Date.
               (ii) A stock option to purchase up to 250,000 shares of the Company’s common stock under the Company’s stock option plan. Such options shall be granted at an exercise price of $4.00 per share.

               (iii) A stock option to purchase up to 250,000 shares of the Company’s common stock under the Company’s stock option plan. Such options shall be granted at an exercise price of $6.00 per share.
               (iv) A stock option to purchase up to 250,000 shares of the Company’s common stock under the Company’s stock option plan at an exercise price of $8.00 per share.
Each of the Options shall be granted pursuant to the Company’s standard option agreement in effect on the Effective Date and all of such Options shall vest as follows: 20% of the shares subject to each Option shall vest upon the date of grant and 20% of the shares subject to each Option shall vest on the first, second, third and fourth anniversaries of the date of grant. To the extent permitted, such Options will be granted as incentive stock options, subject to the rules and regulations set forth under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Executive acknowledges and agrees that the exercise of the Options and issuance of shares pursuant to the Options is conditioned upon the approval, by the shareholders of the Company at the next regular annual meeting of the Company’s shareholders, of adoption of a new equity incentive plan under which the Options will be granted. To the extent such approval is not obtained at the next regular annual meeting of the shareholders of the Company, the Company will grant the Executive options to purchase an equivalent number of shares of the Company’s common stock independent of the Company’s new equity incentive plan (the “Replacement Options”), which grants will be made at the same exercise prices and with the same vesting dates as the Options. The parties agree that upon such grant of the Replacement Options, the Options will terminate and be of no further force or effect. The parties acknowledge that the issuance of shares under the Replacement Options, if any, is a material inducement to the Executive entering into employment with the Company. The Executive further acknowledges that any Replacement Options would not be eligible to qualify as incentive stock options under Section 422 the Code. Upon the grant of the Replacement Options, if any, the Company shall disclose in a press release the material terms of the grant in accordance with NASD Rule 4350(i)(1)(A)(iv).
          (e) Incentive, Savings and Retirement Plans. During the Term, the Executive shall be eligible to participate in all other incentive plans, practices, policies and programs, and all savings and retirement plans, policies and programs, in each case that are applicable generally to senior executives of the Company.
          (f) Welfare Benefit Plans. During the Term, the Executive and the Executive’s eligible family members-shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, vision, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company for its senior executives.
          (g) Business Expenses. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company provided to senior executives of the Company.
          (h) Fringe Benefits. During the Term, the Executive shall be entitled to such fringe benefits and perquisites as are provided by the Company to its senior executives from time to time, in accordance with the policies, practices and procedures of the Company.
          (i) Vacation. During the Term, the Executive shall be entitled to paid vacation of four weeks in each calendar year in accordance with the plans, policies, programs and practices of the Company applicable to its senior executives. Any vacation that is unused in any calendar year shall also be treated in accordance with such plans, policies, programs and practices.

          (j) Reservation. The Company reserves the right to modify, suspend or discontinue any and all of the above referenced benefit plans, practices, policies and programs at any time (whether before or after termination of employment) without notice to or recourse by the Executive so long as such action is taken generally with respect to other similarly situated persons and does not single out the Executive.
     5. Termination of Employment:
          (a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death or Disability during the Term. For purposes of this Agreement, “Disability” means Executive’s inability by reason of physical or mental illness to fulfill his obligations hereunder for 90 consecutive days or on a total of 120 days in any 12-month period which, in the reasonable opinion of an independent physician selected by the Company or its insurers, renders Executive unable to perform the essential functions of his job.
          (b) Cause. The Company may terminate the Executive’s employment during the Term for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events: (i) the Executive’s willful failure to perform or gross negligence in performing his duties owed to the Company; (ii) the Executive’s commission of an act of fraud or dishonesty in the performance of his duties; (iii) the Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, any felony or any felony or misdemeanor involving moral turpitude; (iv) any breach by the Executive of his fiduciary duty or duty of loyalty to the Company; (v) the Executive’s breach of any of the provisions of this Agreement, which is not cured within fifteen (15) days following written notice thereof from the Company; provided, that any breach by the Executive of Section 9 shall be deemed incurable and shall constitute grounds for immediate termination.
          Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination (defined below) in accordance with subsection (d) below that shall include a copy of a resolution duly adopted by the affirmative vote of a majority of the Board (not counting Executive) at a meeting of the Board finding that in the good faith opinion of the Board, Executive engaged in the conduct described herein; provided, that if the Executive is a member of the Board, the Executive shall not participate in the deliberations regarding such resolution, vote on such resolution, nor shall the Executive be counted in determining a majority of the Board.
          (c) Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason or by the Executive without Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company cures the circumstances constituting Good Reason prior to the Date of Termination: (i) a material reduction in the Executive’s titles, duties, authority and responsibilities; (ii) the Company’s reduction of the Executive’s annual Base Salary where the Company is not making commensurate reductions to all executives of the Company; or (iii) the Company’s failure to cure a material breach of its obligations under this Agreement within fifteen (15) days following the receipt by the Company of written notice of such breach from the Executive.
          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other parties hereto given in accordance with Section 12(f) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.
          (e) Date of Termination. “Date of Termination” means if the Executive’s employment is terminated (i) by the Company for Cause, the date of receipt of the Notice of Termination or any later date specified therein (which date shall not be more than thirty (30) days after the giving of such notice), (ii) by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, (iii) by the Executive for Good Reason, the date that is fifteen (15) days after the receipt by the Company of the Notice of Termination, (iv) by the Executive without Good Reason, the date that is ninety (90) days after the date on which the Executive notifies the Company of such termination, and (v) by reason of death or Disability, the date of death or the date of the delivery of the Notice of Termination by reason of Disability of the Executive, as the case may be.
     6. Obligation of the Company Upon Termination.
          (a) Without Cause or For Good Reason. If, during the Term, the Company terminates the Executive’s employment without Cause or the Executive terminates his employment for Good Reason:
               (i) The Executive shall be paid: (A) the Executive’s earned but unpaid Base Salary and accrued but unpaid vacation pay through the Date of Termination, and any Annual Bonus previously approved by the Board or the Company’s compensation committee and which is required to be paid to the Executive pursuant to Section 4(b) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the “Accrued Obligations”), and (B) the Severance Amount. For purposes of this Section 6(a)(i), the “Severance Amount” shall equal one (1) times the Base Salary in effect on the Date of Termination. The Accrued Obligations shall be paid when due under state law and the Severance Amount shall be paid no later than 30 days after the Date of Termination.
               (ii) For one (1) year following the Date of Termination, the Company shall provide the Executive and his eligible family members, at the Company’s expense, with group health insurance coverage at least equal to that which would have been provided to them if the Executive’s employment had not been terminated (or at the Company’s election, pay the applicable COBRA premium for such coverage); provided, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 6(a)(ii) shall be reduced to the extent comparable coverage is actually available to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company;
               (iii) The Options shall be modified to reflect that an additional twenty percent 20% of the total number of shares subject to the Options shall have vested and such vested shares, together with any other shares subject to the Options that previously vested, shall remain exercisable with respect to the vested portion thereof only for a period of one (1) year following the Date of Termination. The Options shall otherwise cease vesting upon the Date of Termination and shall terminate one (1) year following the Date of Termination.
               (iv) To the extent not theretofore paid or provided, the Company shall pay or provide to the Executive any vested benefits and other amounts or benefits required to be paid or provided or which the Executive is eligible to receive as of the Date of Termination under any plan, program, policy or practice or contract or agreement of the Company and its affiliates (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”). Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts and benefits provided for in Sections 6(a)(i)(B), 6(a)(ii) and 6(a)(iii) above that the Executive execute, deliver to the Company and not revoke a release of claims in substantially the form attached hereto as Exhibit A.
          (b) For Cause or Without Good Reason. If the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason during the Term, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Accrued Obligations, and to provide the Other Benefits. In addition, the Option and any other equity incentive awards granted to the Executive shall immediately cease vesting and (i) in the case of termination by the Company for Cause, shall terminate and be of no further force or effect on the Date of Termination, and (ii) in the case of termination by the Executive without Good Reason, shall terminate ninety (90) days following the Date of Termination.
          (c) Death or Disability. If the Executive’s employment is terminated by reason of the Executive’s death or Disability during the Term:
               (i) The Accrued Obligations shall be paid to the Executive’s estate or beneficiaries or to the Executive, as applicable, in cash within 30 days of the Date of Termination.
               (ii) The Option and any other equity incentive awards granted to the Executive shall immediately cease vesting and (A) in the case of termination by reason of the Executive’s death, shall terminate one (1) year following the Date of Termination, and (B) in the case of termination by reason of Disability, shall terminate ninety (90) days following the Date of Termination.
               (iii) The Other Benefits shall be paid or provided to the Executive or to his estate or beneficiaries, as applicable, on a timely basis.
     7. Termination Upon a Change in Control. If a Change in Control (as defined herein) occurs during the Term (including any extensions thereof pursuant to the terms hereof), and the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, in each case within one (1) year after the effective date of the Change in Control, then the Executive shall be entitled to the payments and benefits provided in Section 6(a), subject to the terms and conditions thereof; provided, that for purposes of this Section 7, the Severance Amount shall equal an amount equal to two (2) times the sum of: (x) the Base Salary in effect on the Date of Termination plus (y) the Annual Bonus that the Executive was paid in the prior fiscal year (annualized to the extent the Annual Bonus for the prior fiscal year was paid for a partial year). In addition, in the event of such a termination of the Executive’s employment, all outstanding stock options, restricted stock units and other equity awards granted to the Executive under any, or independent of, the Company’s equity incentive plans (or awards substituted therefore covering the securities of a successor company) shall become immediately vested and exercisable in full and, to the extent such options are assumed by the acquiring party in the Change in Control transaction, shall not terminate until the earlier to occur of (a) three (3) years following the Date of Termination, and (b) the expiration date set forth in the applicable stock option agreement. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the events set forth on Exhibit B.
     8. No Mitigation Required. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as expressly provided, such amounts shall not be reduced whether or not the Executive obtains other employment.
     9. Confidential Information And Non-Competition.
          (a) Confidentiality. The Executive acknowledges that in his employment hereunder, he has occupied and will continue to occupy a position of trust and confidence. The Executive shall not during the term of his employment and at any time thereafter, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive’s unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. “Confidential Information” shall mean any non-public or proprietary information regarding the Company, its business and customers, in whatever form, tangible or intangible, that is not disclosed publicly by the Company, including (without limitation) any proprietary knowledge, trade secrets, designs, products, inventions, business practices, programs, processes, techniques, know-how, management programs, methodology, financial information, pricing and fee information, agreements and arrangements with affiliated companies, employee files, personnel records, internal corporate records, correspondence and memoranda, corporate and business contacts and relationships, corporate and business opportunities, telephone logs and messages, video and audio tapes and discs, data, formulae, information and client, consultant and customer lists, papers, resumes, records, photographs, film and slides, computer disks and files, software, information stored on the Company’s computers, addresses and telephone numbers, contracts, releases, other writings of any kind, and any and all other materials and information pertaining to the Company or its business to which Executive is exposed or has access as a consequence of his employment by the Company. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive during the term of his employment by the Company.
          (b) Ownership of Rights. The Company and the Executive acknowledge and confirm that the Company shall own, in perpetuity, throughout the universe, all right, title and interest in and to the results and proceeds of the Executive’s services hereunder and all material produced and/or furnished by the Executive, of any kind and nature whatsoever, it being understood and agreed that the Company hereby acquires the maximum rights permitted to be obtained by the Company in all proprietary rights and information. Any such materials and/or ideas submitted to the Company hereunder automatically shall become the property of Company, and the Executive hereby transfers and agrees to transfer and assign to Company all of said rights and materials (including, without limitation, all copyrights and similar protections, renewals and extensions of copyright, and any and all causes of action that may have accrued heretofore to the Executive’s favor for infringement of copyright), it being understood that the Executive, for purposes hereof, is acting entirely as Company’s executive-for-hire. The Executive, shall, at Company’s request, execute and deliver to Company or procure the execution and delivery to Company of such documents or other instruments which Company may from time to time deem reasonably necessary or desirable to evidence, maintain and protect its rights hereunder and to carry out the intent and purposes of this Agreement and to convey to Company all rights in and to the material supplied to Company by Executive hereunder.
          (c) Non-Competition. During the period in which he is employed by the Company, (and, in the event Executive terminates his employment hereunder other than for Good Reason or Executives’ employment is terminated by the Company for Cause, for a period of one (1) year beyond the expiration of the Term), Executive shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an Executive or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that is engaged in the following businesses: technology solutions, recreational products distribution and electronic components and is then a direct competitor to any of the Company’s businesses or the businesses of any subsidiary or affiliate of the Company; provided, however, that the “beneficial ownership” by Executive, either individually or as a member of a “group,” as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of not more than five percent (5%) of the voting stock of any publicly traded corporation not shall alone constitute a violation of this Agreement.
          (d) Non-Solicitation. During the period in which he is employed by the Company (and, in the event Executive terminates his employment hereunder other than for Good Reason or Executive’s employment is terminated by the Company for Cause, for a period of one (1) year beyond the expiration of the Term), Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company to divert their business away from the Company to any other company. Furthermore, Executive recognizes that he possesses and will possess Confidential Information about other Executives of the Company relating to their education, experience, skills, compensation and benefits, and interpersonal relationships with customers of the Company. Executive recognizes that the information he possesses and will possess about these other Executives generally is not known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. Executive agrees that, during the period in which he is employed by the Company (and, in the event Executive terminates his employment hereunder other than for Good Reason or Executive’s employment is terminated by the Company for Cause, for a period of one (1) year beyond the expiration of the Term), he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any other company on whose behalf he is acting as an agent, representative or Executive and that he will not convey any such Confidential Information or trade secrets about other Executives of the Company to any other person.
          (e) Injunctive Relief. Executive hereby acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of Sections 9(a), 9(b), 9(c) and (d) herein, and, accordingly that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages or the posting of a bond in connection therewith. This provision with respect to injunctive relief shall not, however, diminish the Company’s right to claim and recover damages or enforce any other of its legal and/or equitable rights or defenses.
     10. Miscellaneous.
          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.
          (b) Headings. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
          (c) Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (d) Limitation on Benefits. Notwithstanding any other provision of this Agreement, in no event shall Employee receive or be entitled to receive any amount in the aggregate under this Agreement and all other agreements with Employer upon or in connection with a change in control that constitutes or would constitute an “excess parachute payment” (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended).
          (e) Arbitration. To the fullest extent allowed by law, any controversy, claim or dispute between Executive and the Company (and/or any of its owners, directors, officers, employees, affiliates, or agents) relating to or arising out of Executive’s employment or the cessation of that employment will be submitted to final and binding arbitration in the county in which Executive work(ed) for determination in accordance with the American Arbitration Association’s (“AAA”) National Rules for the Resolution of Employment Disputes, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery in accordance with the applicable rules of the arbitration forum, except that the arbitrator shall have the authority to order and permit discovery as the arbitrator may deem necessary and appropriate in accordance with applicable state or federal discovery statutes. The arbitrator shall issue a reasoned, written decision, and shall have full authority to award all remedies which would be available in court. The parties shall share the filing fees required for the arbitration, provided that Executive shall not be required to pay an amount in excess of the filing fees required by a federal or state court with jurisdiction. The Company shall pay the arbitrator’s fees and any AAA administrative expenses. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Possible disputes covered by the above include (but are not limited to) unpaid wages, breach of contract, torts, violation of public policy, discrimination, harassment, or any other employment-related claims under laws including but not limited to, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, the California Labor Code, and any other statutes or laws relating to an employee’s relationship with his/her employer, regardless of whether such dispute is initiated by the employee or the Company. Thus, this bilateral arbitration agreement applies to any and all claims that the Company may have against an employee, including but not limited to, claims for misappropriation of Company property, disclosure of proprietary information or trade secrets, interference with contract, trade libel, gross negligence, or any other claim for alleged wrongful conduct or breach of the duty of loyalty by an employee. However, notwithstanding anything to the contrary contained herein, Company and Executive shall have their respective rights to seek and obtain injunctive relief with respect to any controversy, claim or dispute to the extent permitted by law. Claims for workers’ compensation benefits and unemployment insurance (or any other claims where mandatory arbitration is prohibited by law) are not covered by this arbitration agreement, and such claims may be presented by either Executive or the Company to the appropriate court or government agency. This arbitration agreement is to be construed as broadly as is permissible under applicable law.
          (f) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: at the Executive’s most recent address on the records of the Company, with a copy to:
Fulbright & Jaworski
Fulbright Tower
1301 McKinney, Suite 5100
Houston, TX 77010-3095
Attn: Christopher R. Hart, Esq.
If to the Company:
Bell Industries, Inc.
c/o Newcastle Capital Management, L.P.
300 Crescent Court
Suite 1110
Dallas, TX 75201
Attn: Mark Schwarz
with a copy to:
Manatt, Phelps & Phillips, LLP
11355 W. Olympic Blvd.
Los Angeles, CA 90064
Attn: Mark J. Kelson, Esq.
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
          (g) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency with such applicable law.
          (h) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
          (i) Successors. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (j) Entire Agreement. This Agreement constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to Executive by the Company or representative thereof.
          (k) Consultation with Counsel. The Executive acknowledges that he has had a full and complete opportunity to consult with counsel and other advisors of his own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has not made any representations or warranties to the Executive concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.
          (l) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
[signatures follow next page]

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

“COMPANY”

BELL INDUSTRIES, INC., a California corporation

By:	/s/ Mark Schwarz

Name: Mark Schwarz
Its: Chairman of the Board

“EXECUTIVE”

/s/ John A. Fellows

Name: John A. Fellows

EXHIBIT A
TO EMPLOYMENT AGREEMENT
GENERAL RELEASE
     For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Bell Industries, Inc., a California corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.
     THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
     IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
     (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
     (B) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
     (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
     The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
     The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
     The undersigned is executing this Release in consideration of, among other things, the Company’s obligation to pay him amounts pursuant to Sections 6(a)(i)(B), 6(a)(ii) and 6(a)(iii) of the undersigned’s employment agreement with the Company dated as of September           , 2005.
     The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
     IN WITNESS WHEREOF, the undersigned has executed this Release this                     day of                                         , 20___.

EXHIBIT B
TO EMPLOYMENT AGREEMENT
CHANGE IN CONTROL
     (a) Any transaction or event resulting in the beneficial ownership of voting securities, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) having “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent greater than 35% of the combined voting power of the Company’s then outstanding voting securities, other than any transaction or event resulting in the beneficial ownership of securities:
     (i) By a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company , or
     (ii) By the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or
     (iii) Pursuant to a transaction described in clause (b) below that would not be a Change in Control under clause (b), or
     (iv) The beneficial ownership of voting securities by Newcastle Capital Management, L.P., or any Affiliate thereof, as defined in Rule 12b-2 of the Exchange Act; or
     (b) The consummation by the Company of (i) a merger, consolidation, reorganization, or business combination or (ii) a sale or other disposition of all or substantially all of the Company’s assets (in a single transaction to a single acquiror and not as a result of the sale, lease or other disposition of one or more divisions or subsidiaries of the Company in separate transactions or a series of related transactions) or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction:
     (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, greater than 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, or
     (B) after which no person or group beneficially owns voting securities representing greater than 50% of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning greater than 50% of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
     For purposes of clause (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of clause (b) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.